Exhibit 99.1

Ingersoll Rand Delivers Second-Quarter EPS from

Continuing Operations of $1.14

•	Second-quarter total earnings per share (EPS), including discontinued operations, of $1.16

•	EPS from continuing operations of $1.14 ($1.15 of EPS excluding impairment) exceeded prior forecast due to improved operations and a discrete tax benefit equal to $0.15 of EPS

•	Revenues of $3,821 million in the second quarter, down 7 percent compared with 2011 (up slightly excluding Hussmann)

•	Q2 2012 operating margin of 12.5 percent

•	Resumed share repurchase in June. Expect to repurchase $800 million of shares in 2012

•	Full-year 2012 EPS from continuing operations forecast increased to $3.15 to $3.25

Swords, Ireland, July 20, 2012 - Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share from continuing operations of $1.14 for the second quarter of 2012.

The company reported net earnings of $365.8 million, or EPS of $1.16, for the second quarter of 2012. Second-quarter net earnings included $358.0 million, or EPS of $1.14, from continuing operations, as well as $7.8 million, or EPS of $0.02 from discontinued operations. Continuing operations included an after-tax EPS loss of

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($0.01) related to the disposition of the Hussmann refrigeration business. Excluding these items, adjusted EPS from continuing operations for the second quarter of 2012 were $1.15. This compares with net income for the 2011 second quarter of $92.3 million, which included EPS of $0.35 from continuing operations and an after-tax EPS loss of ($0.09) from discontinued operations. Second-quarter 2011 EPS included $200.5 million, or EPS of ($0.57), of impairment costs related to the disposition of Hussmann. Excluding impairment costs, second-quarter 2011 adjusted EPS from continuing operations totaled $0.92. (See table below)

Second-Quarter EPS Table

	2Q 2012		2Q 2011
Reported EPS	$1.16	*	$0.26

Adjustments: Add Back
- Discontinued Operations (income)	(0.02)		0.09
- Asset Impairment/Loss on Sale	0.01		0.57

Adjusted EPS Continuing Operations	$1.15		$0.92

*	Reported and adjusted EPS included $0.15 from a discrete tax benefit primarily related to a tax law change enacted March 31, 2012.

“Our results this quarter reflect the continued successful execution of our strategy to deliver profitable and sustainable growth,” said Michael W. Lamach, chairman and chief executive officer. “We are very pleased to have delivered another quarter of earnings per share growth that exceeded our forecast in the face of continued economic headwinds. While we expect the difficult economic environment to persist throughout 2012, our focus remains on accelerating revenue growth, further expanding operating margins and maintaining a balanced, disciplined capital allocation strategy. This focus reflects our confidence in Ingersoll Rand’s fundamental strengths and position, as well as our commitment to enhancing shareholder value.”

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Additional Highlights for the 2012 Second Quarter

Revenues: The company’s reported revenues declined by 7 percent to $3,821 million, compared with revenues of $4,091 million for the 2011 second quarter. Total revenues, excluding the results of Hussmann, were up slightly compared with 2011 (up 3 percent excluding currency). U.S. revenues, excluding Hussmann, were up 4 percent compared to 2011, and revenues from international operations declined by approximately 5 percent (up 1 percent excluding currency).

Operating Income and Margin: Operating income for the 2012 second quarter was $478 million, compared with $299 million ($499 million when adjusted for impairment costs) for the 2011 second quarter. The second-quarter operating margin was 12.5 percent compared with an operating margin of 7.3 percent (12.3 percent excluding Hussmann results and impairment costs) for the same period of 2011. The year-over-year margin improvement was due to higher prices and productivity, partially offset by inflation, unfavorable product mix, currency translation and increased investments and restructuring costs. Results for the second quarter of 2011 also included a gain of $23 million for a property sale.

Interest Expense and Other Income/Expense: Interest expense of $62 million for the second quarter of 2012 decreased by approximately $10 million compared with the same period last year due to lower debt balances. Other income totaled $4 million for the second quarter of 2012, compared with approximately $2 million of income for the 2011 second quarter. The year-over-year change was primarily due to lower currency losses.

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Taxes: The company had a tax rate of 13 percent in the second quarter of 2012. The rate for the second quarter of 2011, excluding the Hussmann impairment charge, was 23 percent. During the three months ended June 30, 2012, the company recorded a discrete tax benefit of approximately $47 million, primarily related to a tax law change enacted in a jurisdiction outside the United States on March 31, 2012.

Second-Quarter Business Review

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and building services, parts, support and controls for commercial buildings, and Thermo King, the leader in transport temperature control solutions. The total results of the divested Hussmann refrigeration business are included through the third quarter of 2011. The company’s ownership interest in Hussmann was reported within other income/ expense using the equity method of accounting for the second quarter of 2012. Second-quarter 2011 results included approximately $287 million of revenues and $30 million of operating income attributable to Hussmann.

Revenues for the second quarter of 2012 were $1,967 million and declined by 13 percent compared with the second quarter of 2011. Excluding Hussmann, revenue decreased by 1 percent (up 2 percent excluding currency). Bookings, excluding Hussmann, declined by 1 percent year-over-year (up 2 percent excluding currency).

On a year-over-year basis, total commercial HVAC revenues increased by 2 percent (up 4 percent excluding currency) as moderate growth in the Americas was partially offset by declining markets in Western Europe and currency translation. Total

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Thermo King refrigerated transport revenues declined in the second quarter compared with last year as growth in the Americas and Asia was more than offset by declines in European markets and currency translation.

Second-quarter 2012 segment operating margin was 12.1 percent, compared with 12.1 percent (12.3 percent excluding Hussmann’s results) last year. 2011 operating income included a $23 million gain on the disposition of assets from a business in China. Excluding this gain, 2011 second-quarter operating margins would have been 11.1 percent. The year-over-year margin improvement, excluding the 2011 gain, was due to pricing and productivity actions, partially offset by inflation, negative currency, unfavorable revenue mix and higher restructuring and investment spending.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the second quarter of $790 million increased approximately 2 percent (up 6 percent excluding currency) compared with the second quarter of 2011. Air and productivity revenues increased, as volume gains in the Americas and Asia more than offset declines in Western Europe.

Club Car revenues declined slightly compared with the second quarter of 2011 due to sluggish golf and utility vehicle markets.

Second-quarter segment operating margin for Industrial Technologies was 17.0 percent, and increased by 1.4 percentage points compared with last year. Margin benefits from higher volumes, improved pricing and productivity were partially offset by inflation and increased investment spending.

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Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions and controls, and remote home management systems. Second-quarter revenues were $653 million, an increase of approximately 3 percent (up 3 percent excluding currency) compared with 2011.

Total reported residential security revenues were up low teens compared with 2011 as a result of improved sales to the new builder markets and South American customers, and higher sales from new products to “big box” customers in the United States.

Residential HVAC revenues increased slightly compared with the second quarter of 2011 and unitary air conditioning unit shipments were up high single digits compared with last year. Residential HVAC revenues from newly introduced value-priced products are exceeding initial expectations. Second-quarter segment operating margin was 7.9 percent compared with 6.4 percent recorded in 2011. The segment margin increase was due to increased volume, higher pricing and improved productivity, which were partially offset by inflation and unfavorable mix. Operating profits were also negatively impacted by the ongoing downward market mix shift to lower efficiency HVAC products.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security products, biometric and access-control systems, and security and time and attendance scheduling software. Second-quarter revenues of $411 million decreased by approximately 3 percent (up 1 percent excluding currency) compared with the second quarter of 2011. Revenues in the Americas were up slightly, as price

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improvements more than offset lower volumes. Revenues in overseas markets declined primarily due to currency translation. Second-quarter segment operating margin was 20.0 percent, compared with 21.8 percent in the second quarter of 2011. The lower segment operating margin was due to inflation, unfavorable revenue mix, and increased restructuring and investment spending, which were partially offset by higher productivity and improved pricing.

Balance Sheet

During the second quarter, working capital was 3.3 percent of revenues – an improvement of 1.1 percentage points compared with 2011. Cash balances and total debt balances were $0.9 billion and $3.3 billion, respectively, at the end of the second quarter. The company resumed its share repurchase program in June and has purchased approximately 2.2 million shares for approximately $90 million as of July 19, 2012. The company currently expects to spend $800 million in 2012 to complete the current $2 billion share repurchase authorization.

Outlook

Ingersoll Rand’s major end markets showed an uneven demand pattern in the second quarter of 2012 with moderate organic growth rates in the United States; slowing, but positive growth in Asia and Latin America; and declining activity in Western Europe. There remains sustained, but slowing, activity in the North American and Asian industrial markets. Refrigerated transport markets and commercial HVAC equipment replacement activity in North America are expected to demonstrate moderate year-over-year growth and to decline in Western Europe. The North American new commercial construction market is continuing its weak and uneven demand pattern, and activity in North American consumer-related markets, especially residential HVAC, is expected to improve moderately in the second half of 2012.

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Revenues for full-year 2012 are expected to be in the range of $14.0 billion to $14.2 billion. The year-over-year change in currency exchange rates is expected to reduce reported revenue growth by 2 percentage points in 2012. Full-year EPS from continuing operations are expected to be in the range of $3.15 to $3.25. The forecast includes a tax rate of 19 percent for continuing operations and an average diluted share count for the full year of approximately 311 million shares. Available cash flow for full-year 2012 is expected to approximate $1.1 billion, based on projected earnings, capital expenditures and working capital requirements.

Third-quarter 2012 revenues are expected to be in the range of $3.6 billion to $3.7 billion and EPS from continuing operations are expected to be in the range of $0.95 to $1.00. The third-quarter forecast reflects a tax rate of 17 percent for continuing operations and an average diluted share count of approximately 311 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our capital allocation strategy and our 2012 full-year and third-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2011, Form 10-Q for the quarter ended March 31, 2012, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for, or as superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

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Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands - including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane® - work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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07/20/12

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Available Cash Flow

•	Balance Sheet Metrics

•	Hussmann Results

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Net revenues	$3,821.3	$4,091.4	$6,972.0	$7,365.2

Cost of goods sold	(2,644.0)	(2,863.0)	(4,893.4)	(5,231.6)

Selling & administrative expenses	(703.6)	(729.2)	(1,393.2)	(1,406.3)

Gain (loss) on sale / (asset impairment)	4.2	(200.5)	4.5	(386.8)

Operating income	477.9	298.7	689.9	340.5

Interest expense	(62.1)	(71.7)	(131.5)	(140.0)

Other income (expense), net	4.1	2.4	3.9	7.3

Earnings (loss) before income taxes	419.9	229.4	562.3	207.8

Provision for income taxes	(54.8)	(99.8)	(92.8)	(140.6)

Earnings (loss) from continuing operations	365.1	129.6	469.5	67.2

Discontinued operations, net of tax	7.8	(30.3)	5.6	(39.4)

Net earnings (loss)	372.9	99.3	475.1	27.8

Less: Net earnings attributable to noncontrolling interests	(7.1)	(7.0)	(13.7)	(13.1)

Net earnings (loss) attributable to Ingersoll-Rand plc	$365.8	$92.3	$461.4	$14.7

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$358.0	$122.6	$455.8	$54.1
Discontinued operations	7.8	(30.3)	5.6	(39.4)

Net earnings (loss)	$365.8	$92.3	$461.4	$14.7

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$1.14	$0.35	$1.45	$0.15
Discontinued operations	0.02	(0.09)	0.02	(0.11)

	$1.16	$0.26	$1.47	$0.04

Weighted-average number of ordinary shares outstanding:
Diluted	314.4	350.9	313.5	349.9

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011		2012	2011
Climate Solutions
Net revenues	$1,967.1	$2,265.4		$3,628.9	$4,090.3
Segment operating income *	238.5	273.2	**	332.6	367.3	**
and as a % of Net revenues	12.1%	12.1%		9.2%	9.0%

Industrial Technologies
Net revenues	790.3	771.9		1,479.0	1,412.4
Segment operating income	134.4	120.5		225.9	205.7
and as a % of Net revenues	17.0%	15.6%		15.3%	14.6%

Residential Solutions
Net revenues	652.5	632.1		1,074.1	1,065.4
Segment operating income	51.7	40.3		41.0	48.3
and as a % of Net revenues	7.9%	6.4%		3.8%	4.5%

Security Technologies
Net revenues	411.4	422.0		790.0	797.1
Segment operating income	82.4	92.0		152.2	163.1
and as a % of Net revenues	20.0%	21.8%		19.3%	20.5%

Gain (loss) on sale / (asset impairment)	4.2	(200.5	) **	4.5	(386.8	) **

Unallocated corporate expense	(33.3)	(26.8)		(66.3)	(57.1)

Consolidated net revenues	$3,821.3	$4,091.4		$6,972.0	$7,365.2
Consolidated operating income	$477.9	$298.7		$689.9	$340.5

and as a % of Net revenues	12.5%	7.3%		9.9%	4.6%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.
**	During the three and six months ended June 30, 2011, the Company recorded a pre-tax impairment charge related to the Hussmann divestiture of approximately $201 million and $387 million, respectively. These charges have been excluded from Segment operating income within the Climate Solutions segment.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2012
		As Reported	Adjustments		As Adjusted
	Net revenues	$3,821.3	$—		$3,821.3

	Operating income	477.9	(4.2	) (a)	473.7
	Operating margin	12.5%			12.4%

	Earnings from continuing operations before income taxes	419.9	(4.2	) (a)	415.7
	Provision for income taxes	(54.8)	7.4	(b)	(47.4)
	Tax rate	13.0%			11.4%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	358.0	3.2	(c)	361.2

	Diluted earnings per common share
	Continuing operations	$1.14	$0.01		$1.15

	Weighted-average number of common shares outstanding
	Diluted	314.4	—		314.4

	Detail of Adjustments:
(a)	Adjustment to loss on sale from Hussmann divestiture		$(4.2)
(b)	Tax impact of Hussmann divestiture		7.4

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$3.2

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended June 30, 2011
		As Reported	Adjustments		As Adjusted
	Net revenues	$4,091.4	$—		$4,091.4

	Operating income	298.7	200.5	(a)	499.2
	Operating margin	7.3%			12.2%

	Earnings (loss) from continuing operations before income taxes	229.4	200.5	(a)	429.9
	Provision for income taxes	(99.8)	—	(b)	(99.8)
	Tax rate	43.5%			23.2%
	Earnings (loss) from continuing operations attributable to Ingersoll-Rand plc	122.6	200.5	(c)	323.1

	Diluted earnings per common share
	Continuing operations	$0.35	$0.57		$0.92

	Weighted-average number of common shares outstanding
	Diluted	350.9	—		350.9

	Detail of Adjustments:
(a)	Impairment charge related to Hussmann divestiture		$200.5
(b)	Tax impact of Hussmann divestiture		—

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$200.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the six months ended June 30, 2012
		As Reported	Adjustments		As Adjusted
	Net revenues	$6,972.0	$—		$6,972.0

	Operating income	689.9	(4.5	) (a)	685.4
	Operating margin	9.9%			9.8%

	Earnings from continuing operations before income taxes	562.3	(4.5	) (a)	557.8
	Provision for income taxes	(92.8)	7.4	(b)	(85.4)
	Tax rate	16.5%			15.3%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	455.8	2.9	(c)	458.7

	Diluted earnings per common share
	Continuing operations	$1.45	$0.01		$1.46

	Weighted-average number of common shares outstanding
	Diluted	313.5	—		313.5

	Detail of Adjustments:
(a)	Adjustment to loss on sale from Hussmann divestiture		$(4.5)
(b)	Tax impact of Hussmann divestiture		7.4

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$2.9

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the six months ended June 30, 2011
		As Reported	Adjustments		As Adjusted
	Net revenues	$7,365.2	$—		$7,365.2

	Operating income	340.5	386.8	(a)	727.3
	Operating margin	4.6%			9.9%

	Earnings (loss) from continuing operations before income taxes	207.8	386.8	(a)	594.6
	Provision for income taxes	(140.6)	—	(b)	(140.6)
	Tax rate	67.6%			23.6%
	Earnings (loss) from continuing operations attributable to Ingersoll-Rand plc	54.1	386.8	(c)	440.9

	Diluted earnings per common share
	Continuing operations	$0.15	$1.11		$1.26

	Weighted-average number of common shares outstanding
	Diluted	349.9	—		349.9

	Detail of Adjustments:
(a)	Impairment charge related to Hussmann divestiture		$386.8
(b)	Tax impact of Hussmann divestiture		—

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$386.8

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended June 30, 2012		For the quarter ended June 30, 2011
	Amount	Margin	Amount	Margin
Climate Solutions*
Net revenues	$1,967.1		$1,978.6

Segment operating income	$238.5	12.1%	$243.2	12.3%
Other income (expense)	(1.4)	-0.1%	(3.7)	-0.2%
Depreciation and amortization	39.2	2.0%	41.9	2.1%

EBITDA	$276.3	14.0%	$281.4	14.2%

Industrial Technologies
Net revenues	$790.3		$771.9

Segment operating income	$134.4	17.0%	$120.5	15.6%
Other income (expense)	(0.9)	-0.1%	3.1	0.4%
Depreciation and amortization	10.6	1.3%	9.7	1.3%

EBITDA	$144.1	18.2%	$133.3	17.3%

Residential Solutions
Net revenues	$652.5		$632.1

Segment operating income	$51.7	7.9%	$40.3	6.4%
Other income (expense)	0.1	0.0%	0.3	0.0%
Depreciation and amortization	28.6	4.4%	27.6	4.4%

EBITDA	$80.4	12.3%	$68.2	10.8%

Security Technologies
Net revenues	$411.4		$422.0

Segment operating income	$82.4	20.0%	$92.0	21.8%
Other income (expense)	0.8	0.2%	(0.6)	-0.1%
Depreciation and amortization	8.4	2.1%	9.7	2.3%

EBITDA	$91.6	22.3%	$101.1	24.0%

*	Excludes Hussmann

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

Six Months Ended June 30, 2012
Cash flow from operating activities (a)	$305.6
Capital expenditures (a)	(113.8)

Available cash flow	$191.8

(a)	Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 9

INGERSOLL-RAND PLC

Balance Sheet Metrics

($ in millions)

UNAUDITED

	December 31,	June 30,
	2011	2012	2011 *

Net Receivables	$2,146	$2,428	$2,717
Days Sales Outstanding	56.4	58.0	60.6

Net Inventory	$1,282	$1,475	$1,679
Inventory Turns	7.7	7.2	6.8

Accounts Payable	$1,225	$1,490	$1,556
Days Payable Outstanding	45.2	51.4	49.6

*	Figures include balances for Hussmann business divested on September 30, 2011.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 10

INGERSOLL-RAND PLC

Hussmann Results

($ in millions)

UNAUDITED

	For the three months ended March 31, 2011	For the three months ended June 30, 2011	For the three months ended September 30, 2011	For the three months ended December 31, 2011	For the year ended December 31, 2011

Hussmann
Net revenues	$213.1	$286.8	$281.8	$36.8	$818.5
Operating income	(4.0)	30.0	30.1	2.5	58.6